First Internet Bancorp Reports Another Quarterly Net Income Record
Quarterly earnings per share of $0.50, up 8.7% from first quarter 2015 and up 127.3% from second quarter 2014

Indianapolis, Indiana, July 23, 2015 - First Internet Bancorp (NASDAQ: INBK), the parent company of First Internet Bank (www.firstib.com), announced today financial and operational results for the second quarter 2015. Second quarter net income was a record $2.3 million and diluted earnings per share were $0.50. This compares with first quarter net income of $2.1 million and diluted earnings per share of $0.46 and second quarter 2014 net income of $1.0 million and diluted earnings per share of $0.22.

David Becker, Chairman, President and Chief Executive Officer, commented, “We have now produced five consecutive quarters of earnings growth. What’s more, our second quarter results exceeded the record net income we reported in the prior quarter.
“We continued to achieve our objective of expanding our balance sheet to realize economies of scale, and - once again - net interest income was the fundamental driver of our results. We successfully bolstered our diversified loan portfolio. In spite of an elevated level of early paydowns and a competitive market, our commercial lending teams delivered another solid performance in the second quarter. Going into the third quarter, our commercial pipelines remain strong. Consumer loan activity picked up in the second quarter as well. Credit quality was exceptional across all facets of our lending units.
“Through strategic growth and disciplined expense management, we demonstrated our commitment to improved profitability. Our lines of business are performing well and providing exemplary service to our geographically disperse customer base. I am particularly proud of our second quarter results.”
Highlights for the second quarter 2015 included:

▪
Diluted earnings per share increased $0.04, or 8.7%, compared to the linked quarter and $0.28, or 127.3%, compared to the second quarter 2014. During the second quarter, the Company recognized $0.2 million of pre-tax expenses and asset writedowns associated with staffing-related changes which negatively impacted diluted earnings per share by $0.02.

▪	Improved quarterly performance

•	Return on average assets of 0.84%; 0.87% as adjusted for the items noted above

•	Return on average shareholders’ equity of 9.15%; 9.56% as adjusted for the items noted above

•	Return on average tangible common equity of 9.60%; 10.03% as adjusted for the items noted above

▪	Continued strong growth in net interest income, increasing $0.8 million, or 11.8%, compared to the linked quarter and $2.2 million, or 40.9%, compared to the second quarter 2014

▪	Total loan growth of $46.6 million, or 6.1%, compared to March 31, 2015 and $182.6 million, or 28.9%, compared to June 30, 2014

•	Strong performance in single tenant lease financing with balances increasing 23.2% compared to the linked quarter and 95.0% year-over-year

•	Continued growth in C&I / owner-occupied CRE loans, increasing 5.2% on a combined basis compared to the linked quarter and 30.5% compared to June 30, 2014

•	Quarterly loan growth was enhanced by performance in consumer lending as trailer and recreational vehicle balances increased 6.1%, on a combined basis

▪	Net interest margin (“NIM”) increased to 2.87%, or 3 bps, compared to the linked quarter and 26 bps compared to the second quarter 2014

▪	Capital levels remain solid and continue to support loan growth

•	Tangible common equity to tangible assets of 8.66%

•	Common equity tier 1 capital ratio of 11.12%

•	Tier 1 capital ratio of 11.12%

•	Total risk-based capital ratio of 12.28%

▪	Asset quality remains strong

•	Nonperforming loans to total loans receivable declined to 0.02% from 0.03% as of March 31, 2015 and 0.19% as of June 30, 2014

•	Recognized net recoveries to average loans receivable of 0.20% during the second quarter

Net Interest Income and Net Interest Margin
Net interest income for the second quarter was $7.6 million compared to $6.8 million for the first quarter and $5.4 million for the second quarter 2014. Compared to the linked quarter, total interest income increased $0.9 million, or 10.3%, and total interest expense increased $0.1 million, or 6.0%. The increase in total interest income was driven by a $41.9 million, or 5.6%, increase in average loans receivable and a $36.6 million, or 25.2%, increase in average investment balances. Additionally, compared to the linked quarter the yield earned on the loan portfolio, including mortgage loans held for sale, increased 3 bps and the yield earned on the investment portfolio increased 19 bps.

The increase in interest expense during the quarter was due to a $60.8 million, or 8.0%, increase in average interest-bearing deposit balances. Partially offsetting the impact of higher interest expense associated with increased deposit balances was a decline in expense related to other borrowings, due primarily to a lower cost of funds related to Federal Home Loan Bank advances.

Net interest margin was 2.87% for the second quarter compared to 2.84% for the first quarter and 2.61% for the second quarter 2014. The yield on interest-earning assets for the second quarter was 3.85%, which was consistent with the linked quarter. However, excluding the impact of interest income associated with a loan recovery in the first quarter, the yield on interest-earning assets increased 6 bps during the second quarter, driven by higher yields earned on commercial loans and investment securities. The cost of interest-bearing liabilities for the second quarter declined 5 bps compared to the linked quarter due to the lower cost of funds related to Federal Home Loan Bank advances.

Noninterest Income
Noninterest income for the second quarter was $2.5 million compared to $3.1 million for the first quarter and $1.6 million for the second quarter 2014. The decrease of $0.7 million, or 21.3%, compared to the linked quarter was driven by a decline of $0.7 million, or 23.3%, in mortgage banking revenue resulting primarily from lower origination volumes.

Noninterest Expense
Noninterest expense for the second quarter was $6.3 million compared to $6.2 million for the first quarter and $5.6 million for the second quarter 2014. The increase of $0.1 million, or 1.1%, compared to the linked quarter was due to higher salaries and employee benefits and premises and equipment expenses, partially offset by lower marketing expenses, consulting and professional fees and other expenses. Excluding the expense impact of the staffing-related changes noted above, salaries and employee benefits increased $0.1 million, or 2.0%, and total noninterest expense declined $0.1 million, or 1.2%, compared to the linked quarter.

Income Taxes
Income tax expense was $1.2 million for the second quarter, resulting in an effective tax rate of 33.7%, compared to $1.2 million and an effective tax rate of 36.0% for the linked quarter and $0.5 million and an effective tax rate of 35.2% for the second quarter 2014. The decrease in the effective tax rate compared to the linked quarter was due primarily to additional income tax expense associated with the vesting of certain equity compensation awards recognized in the first quarter.

Loans and Credit Quality
Total loans as of June 30, 2015 were $814.2 million, increasing $46.6 million, or 6.1%, compared to March 31, 2015 and $182.6 million, or 28.9%, compared to June 30, 2014. Total commercial loan balances were $448.9 million, increasing $54.0 million, or 13.7%, compared to the linked quarter and $163.9 million, or 57.5%, compared to June 30, 2014. Continued strong production in single tenant lease financing balances contributed significantly to the growth as balances increased $52.7 million, or 23.2%, compared to the first quarter and $136.3 million, or 95.0%, compared to the second quarter 2014. Commercial and industrial and owner-occupied commercial real estate production was solid as balances increased $6.3 million on a combined basis, or 5.2%, compared to the linked quarter and $30.1 million, or 30.5%, compared to June 30, 2014. Also contributing to quarterly growth was increased production in consumer lending as balances for trailers and recreational vehicles increased $5.8 million, or 6.1%, on a combined basis.

Credit quality continues to remain strong as nonperforming loans to total loans receivable declined to 0.02% as of June 30, 2015 from 0.03% as of March 31, 2015 and 0.19% as of June 30, 2014. Additionally, nonperforming assets to total assets declined to 0.43% as of June 30, 2015 from 0.47% as of March 31, 2015 and 0.69% as of June 30, 2014. The allowance for loan losses was $7.1 million as of June 30, 2015 compared to $6.4 million as of March 31, 2015 and $5.1 million as of June 30, 2014. The allowance as a percentage of total nonperforming loans increased to 3,762.2% as of June 30, 2015 from 2,592.7% as of March 31, 2015 and 436.7% as of June 30, 2014. The allowance as a percentage of total loans receivable increased to 0.87% as of June 30, 2015 compared to 0.83% as of March 31, 2015 and 0.81% as of June 30, 2014.

Net recoveries of $0.4 million were recognized during the second quarter, resulting in net recoveries to average loans of 0.20% compared to net recoveries to average loans of 0.07% for the first quarter and net charge-offs to average loans of 0.12% for the second quarter 2014. The net recoveries during the second quarter were driven primarily by a $0.5 million recovery of a commercial real estate loan that had been previously charged-off.

Capital
During the second quarter, total shareholders’ equity increased $0.5 million due primarily to net income earned during the quarter, partially offset by the change in the unrealized gain/loss related to the investment portfolio and declared dividends. As of June 30, 2015, the Company’s common equity tier 1, tier 1 and total risk-based capital ratios declined to 11.12%, 11.12% and 12.28% from 11.99%, 11.99% and 13.18% as of March 31, 2015, respectively, due to an increase in risk-weighted assets resulting primarily from the commercial and consumer loan growth for the quarter. Tangible common equity to tangible assets declined 52 bps during the second quarter to 8.66% due primarily to strong asset growth while tangible book value per share increased to $21.23 as of June 30, 2015 from $21.11 as of March 31, 2015.

About First Internet Bancorp
First Internet Bancorp is the parent company of First Internet Bank, which opened for business in 1999 as the nation’s first state-chartered, FDIC-insured institution to operate solely via the Internet. With customers in all 50 states, First Internet Bank offers consumers services including checking, savings, money market, certificates of deposit and IRA accounts as well as consumer loans, residential mortgages, residential construction loans and home equity products. For commercial clients, it provides commercial real estate loans, commercial and industrial loans and treasury management services. First Internet Bank has been recognized as one of the “Best Banks to Work For” by American Banker Magazine as well as a “Top Workplace” by The Indianapolis Star. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Safe Harbor Statement
This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the SEC.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, average tangible common equity, return on average tangible common equity, tangible common equity to tangible assets, adjusted return on average assets, adjusted return on average shareholders’ equity and adjusted return on average tangible common equity are used by the Company’s management to measure the strength of its capital and its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures provide a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
(317) 428-4628	Senior Vice President, Retail Banking
investors@firstib.com	(317) 532-7906
nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net income	$2,265	$2,063	$977	$4,328	$1,577

Per share and share information
Earnings per share - basic	$0.50	$0.46	$0.22	$0.96	$0.35
Earnings per share - diluted	0.50	0.46	0.22	0.95	0.35
Dividends declared per share	0.06	0.06	0.06	0.12	0.12
Book value per common share	22.28	22.16	21.25	22.28	21.25
Tangible book value per common share	21.23	21.11	20.19	21.23	20.19
Common shares outstanding	4,484,513	4,484,513	4,449,619	4,484,513	4,449,619
Average common shares outstanding:
Basic	4,529,823	4,516,776	4,496,219	4,523,336	4,495,449
Diluted	4,550,034	4,523,246	4,504,302	4,536,736	4,503,010
Performance ratios
Return on average assets	0.84%	0.84%	0.45%	0.84%	0.38%
Return on average shareholders' equity	9.15%	8.55%	4.23%	8.85%	3.45%
Return on average tangible common equity	9.60%	8.98%	4.46%	9.29%	3.63%
Net interest margin	2.87%	2.84%	2.61%	2.86%	2.56%
Capital ratios [1]
Tangible common equity to tangible assets	8.66%	9.18%	10.41%	8.66%	10.41%
Tier 1 leverage ratio	8.93%	9.52%	10.45%	8.93%	10.45%
Common equity tier 1 capital ratio	11.12%	11.99%	14.03%	11.12%	14.03%
Tier 1 capital ratio	11.12%	11.99%	14.03%	11.12%	14.03%
Total risk-based capital ratio	12.28%	13.18%	15.30%	12.28%	15.30%
Asset quality
Nonperforming loans	$188	$246	$1,177	$188	$1,177
Nonperforming assets	4,765	4,818	5,961	4,765	5,961
Nonperforming loans to loans receivable	0.02%	0.03%	0.19%	0.02%	0.19%
Nonperforming assets to total assets	0.43%	0.47%	0.69%	0.43%	0.69%
Allowance for loan losses to:
Loans receivable	0.87%	0.83%	0.81%	0.87%	0.81%
Nonperforming loans	3,762.2%	2,592.7%	436.7%	3,762.2%	436.7%
Net charge-offs (recoveries) to average
loans receivable	(0.20)%	(0.07)%	0.12%	(0.14)%	0.13%
Average balance sheet information
Loans receivable	$787,339	$745,454	$562,624	$766,512	$539,414
Securities available for sale	181,864	145,241	194,689	163,654	173,191
Other earning assets	49,001	41,643	49,524	45,342	73,345
Total interest-earning assets	1,056,485	967,186	824,752	1,012,082	805,734
Total assets	1,085,118	995,851	862,110	1,040,731	840,560
Noninterest-bearing deposits	20,697	22,265	18,821	21,477	18,492
Interest-bearing deposits	822,735	761,917	708,668	792,494	694,395
Total deposits	843,432	784,182	727,489	813,971	712,887
Shareholders' equity	99,333	97,844	92,641	98,592	92,230

1 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Amounts in thousands
	June 30, 2015	March 31, 2015	June 30, 2014
Assets
Cash and due from banks	$1,713	$1,472	$1,926
Interest-bearing demand deposits	28,889	38,100	18,718
Interest-bearing time deposits	1,250	2,000	2,000
Securities available for sale, at fair value	190,767	163,676	159,528
Loans held-for-sale	29,872	27,584	21,466
Loans receivable	814,243	767,682	631,678
Allowance for loan losses	(7,073)	(6,378)	(5,140)
Net loans receivable	807,170	761,304	626,538
Accrued interest receivable	3,550	3,040	2,694
Federal Home Loan Bank of Indianapolis stock	6,946	5,350	2,943
Cash surrender value of bank-owned life insurance	12,524	12,423	12,128
Premises and equipment, net	8,120	7,040	7,133
Goodwill	4,687	4,687	4,687
Other real estate owned	4,488	4,488	4,664
Accrued income and other assets	4,669	4,513	3,682
Total assets	$1,104,645	$1,035,677	$868,107

Liabilities
Non-interest bearing deposits	$20,994	$19,178	$19,065
Interest-bearing deposits	835,509	801,991	725,108
Total deposits	856,503	821,169	744,173
Advances from Federal Home Loan Bank	140,935	106,921	21,845
Subordinated debt	2,915	2,894	2,831
Accrued interest payable	108	104	96
Accrued expenses and other liabilities	4,276	5,227	4,628
Total liabilities	1,004,737	936,315	773,573
Shareholders' equity
Voting common stock	72,218	72,032	71,509
Retained earnings	28,928	26,938	22,938
Accumulated other comprehensive income (loss)	(1,238)	392	87
Total shareholders' equity	99,908	99,362	94,534
Total liabilities and shareholders' equity	$1,104,645	$1,035,677	$868,107

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest income
Loans	$9,043	$8,390	$6,571	$17,433	$12,700
Securities - taxable	945	722	987	1,667	1,736
Securities - non-taxable	59	—	—	59	58
Other earning assets	83	75	54	158	151
Total interest income	10,130	9,187	7,612	19,317	14,645
Interest expense
Deposits	2,137	1,953	1,922	4,090	3,782
Other borrowed funds	421	460	317	881	624
Total interest expense	2,558	2,413	2,239	4,971	4,406
Net interest income	7,572	6,774	5,373	14,346	10,239
Provision for loan losses	304	442	(73)	746	74
Net interest income after provision for loan losses	7,268	6,332	5,446	13,600	10,165
Noninterest income
Service charges and fees	193	176	187	369	354
Mortgage banking activities	2,214	2,886	1,229	5,100	2,129
Gain on sale of securities	—	—	125	—	484
Loss on asset disposals	(33)	(14)	(18)	(47)	(31)
Other	102	100	99	202	197
Total noninterest income	2,476	3,148	1,622	5,624	3,133
Noninterest expense
Salaries and employee benefits	3,787	3,578	2,948	7,365	5,955
Marketing, advertising and promotion	334	452	387	786	767
Consulting and professional fees	564	592	465	1,156	898
Data processing	233	248	239	481	473
Loan expenses	181	181	136	362	250
Premises and equipment	691	642	761	1,333	1,462
Deposit insurance premium	160	150	138	310	282
Other	377	414	486	791	911
Total noninterest expense	6,327	6,257	5,560	12,584	10,998
Income before income taxes	3,417	3,223	1,508	6,640	2,300
Income tax provision	1,152	1,160	531	2,312	723
Net income	$2,265	$2,063	$977	$4,328	$1,577
Per common share data
Earnings per share - basic	$0.50	$0.46	$0.22	$0.96	$0.35
Earnings per share - diluted	$0.50	$0.46	$0.22	$0.95	$0.35
Dividends declared per share	$0.06	$0.06	$0.06	$0.12	$0.12

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$825,620	$9,043	4.39%	$780,302	$8,390	4.36%	$580,539	$6,571	4.54%
Securities - taxable	174,057	945	2.18%	145,241	722	2.02%	194,689	987	2.03%
Securities - non-taxable	7,807	59	3.03%	—	—	0.00%	—	—	0.00%
Other earning assets	49,001	83	0.68%	41,643	75	0.73%	49,524	54	0.44%
Total interest-earning assets	1,056,485	10,130	3.85%	967,186	9,187	3.85%	824,752	7,612	3.70%
Allowance for loan losses	(6,545)			(5,883)			(5,450)
Noninterest earning-assets	35,178			34,548			42,808
Total assets	$1,085,118			$995,851			$862,110

Liabilities
Interest-bearing liabilities
Regular savings accounts	$23,873	$34	0.57%	$22,099	$32	0.59%	$19,023	$29	0.61%
Interest-bearing demand deposits	76,095	104	0.55%	75,405	102	0.55%	72,519	99	0.55%
Money market accounts	282,015	503	0.72%	274,312	492	0.73%	267,232	486	0.73%
Certificates and brokered deposits	440,752	1,496	1.36%	390,101	1,327	1.38%	349,894	1,308	1.50%
Total interest-bearing deposits	822,735	2,137	1.04%	761,917	1,953	1.04%	708,668	1,922	1.09%
Other borrowed funds	137,421	421	1.23%	109,787	460	1.70%	34,538	317	3.68%
Total interest-bearing liabilities	960,156	2,558	1.07%	871,704	2,413	1.12%	743,206	2,239	1.21%
Noninterest-bearing deposits	20,697			22,265			18,821
Other noninterest-bearing liabilities	4,932			4,038			7,442
Total liabilities	985,785			898,007			769,469
Shareholders' equity	99,333			97,844			92,641
Total liabilities and shareholders' equity	$1,085,118			$995,851			$862,110

Net interest income		$7,572			$6,774			$5,373

Interest rate spread			2.78%			2.73%			2.49%
Net interest margin			2.87%			2.84%			2.61%

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Six Months Ended
	June 30, 2015			June 30, 2014
	Average Balance	Interest/Dividends	Yield/Cost	Average Balance	Interest/Dividends	Yield/Cost
Assets
Interest-earning assets
Loans, including loans held for sale	$803,086	$17,433	4.38%	$559,198	$12,700	4.58%
Securities - taxable	159,729	1,667	2.10%	169,591	1,736	2.06%
Securities - non-taxable	3,925	59	3.03%	3,600	58	3.25%
Other earning assets	45,342	158	0.70%	73,345	151	0.42%
Total interest-earning assets	1,012,082	19,317	3.85%	805,734	14,645	3.67%
Allowance for loan losses	(6,215)			(5,436)
Noninterest earning-assets	34,864			40,262
Total assets	$1,040,731			$840,560

Liabilities
Interest-bearing liabilities
Regular savings accounts	$22,991	$66	0.58%	$18,784	$56	0.60%
Interest-bearing demand deposits	75,752	206	0.55%	71,439	194	0.55%
Money market accounts	278,185	995	0.72%	265,119	961	0.73%
Certificates and brokered deposits	415,566	2,823	1.37%	339,053	2,571	1.53%
Total interest-bearing deposits	792,494	4,090	1.04%	694,395	3,782	1.10%
Other borrowed funds	123,680	881	1.44%	29,873	624	4.21%
Total interest-bearing liabilities	916,174	4,971	1.09%	724,268	4,406	1.23%
Noninterest-bearing deposits	21,477			18,492
Other noninterest-bearing liabilities	4,488			5,570
Total liabilities	942,139			748,330
Shareholders' equity	98,592			92,230
Total liabilities and shareholders' equity	$1,040,731			$840,560

Net interest income		$14,346			$10,239

Interest rate spread			2.76%			2.44%
Net interest margin			2.86%			2.56%

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	June 30, 2015		March 31, 2015		June 30, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$89,316	11.0%	$83,849	11.0%	$71,997	11.4%
Owner-occupied commercial real estate	39,405	4.8%	38,536	5.0%	26,629	4.2%
Investor commercial real estate	20,163	2.5%	18,491	2.4%	18,467	2.9%
Construction	20,155	2.5%	26,847	3.5%	24,371	3.9%
Single tenant lease financing	279,891	34.4%	227,229	29.6%	143,547	22.7%
Total commercial loans	448,930	55.2%	394,952	51.5%	285,011	45.1%

Consumer loans
Residential mortgage	207,703	25.5%	215,910	28.1%	175,114	27.7%
Home equity	49,662	6.1%	54,838	7.2%	63,725	10.1%
Trailers	66,080	8.1%	63,638	8.3%	66,456	10.5%
Recreational vehicles	34,366	4.2%	31,023	4.0%	32,882	5.2%
Other consumer loans	2,711	0.3%	2,531	0.3%	3,505	0.6%
Total consumer loans	360,522	44.2%	367,940	47.9%	341,682	54.1%

Net deferred loan fees, premiums and discounts	4,791	0.6%	4,790	0.6%	4,985	0.8%

Total loans receivable	$814,243	100.0%	$767,682	100.0%	$631,678	100.0%

	June 30, 2015		March 31, 2015		June 30, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Regular savings accounts	$24,405	2.8%	$23,367	2.8%	$16,861	2.3%
Noninterest-bearing deposits	20,994	2.5%	19,178	2.3%	19,065	2.5%
Interest-bearing demand deposits	77,822	9.1%	82,982	10.1%	73,843	9.9%
Money market accounts	278,791	32.5%	280,740	34.2%	267,854	36.0%
Certificates of deposits	440,936	51.5%	401,347	48.9%	348,752	46.9%
Brokered deposits	13,555	1.6%	13,555	1.7%	17,798	2.4%
Total deposits	$856,503	100.0%	$821,169	100.0%	$744,173	100.0%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Total equity - GAAP	$99,908	$99,362	$94,534	$99,908	$94,534
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$95,221	$94,675	$89,847	$95,221	$89,847

Total assets - GAAP	$1,104,645	$1,035,677	$868,107	$1,104,645	$868,107
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$1,099,958	$1,030,990	$863,420	$1,099,958	$863,420

Common shares outstanding	4,484,513	4,484,513	4,449,619	4,484,513	4,449,619

Book value per common share	$22.28	$22.16	$21.25	$22.28	$21.25
Effect of goodwill	(1.05)	(1.05)	(1.06)	(1.05)	(1.06)
Tangible book value per common share	$21.23	$21.11	$20.19	$21.23	$20.19

Total shareholders' equity to assets ratio	9.04%	9.59%	10.89%	9.04%	10.89%
Effect of goodwill	(0.38)%	(0.41)%	(0.48)%	(0.38)%	(0.48)%
Tangible common equity to tangible assets ratio	8.66%	9.18%	10.41%	8.66%	10.41%

Total average equity - GAAP	$99,333	$97,844	$92,641	$98,592	$92,230
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$94,646	$93,157	$87,954	$93,905	$87,543

Return on average shareholders' equity	9.15%	8.55%	4.23%	8.85%	3.45%
Effect of goodwill	0.45%	0.43%	0.23%	0.44%	0.18%
Return on average tangible common equity	9.60%	8.98%	4.46%	9.29%	3.63%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net income - GAAP	$2,265	$2,063	$977
Adjustments:
Expenses and asset writedowns associated with staffing-related changes[1]	102	—	—
Net income - adjusted	$2,367	$2,063	$977

Return on average assets - GAAP	0.84%	0.84%	0.45%
Effect of adjustments	0.03%	—	—
Return on average assets - adjusted	0.87%	0.84%	0.45%

Return on average shareholders' equity - GAAP	9.15%	8.55%	4.23%
Effect of adjustments	0.41%	—	—
Return on average shareholders' equity - adjusted	9.56%	8.55%	4.23%

Return on average tangible common equity	9.60%	8.98%	4.46%
Effect of adjustments	0.43%	—	—
Return on average tangible common equity - adjusted	10.03%	8.98%	4.46%

1Effective tax rate of 35.6% applied.